UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2010

EMBASSY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-1449794	26-3339011
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Gateway Drive, Suite 100 Bethlehem, PA	18017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 882-8800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant tor Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 16, 2010, at the 2010 annual meeting of shareholders of Embassy Bancorp, Inc. (the “Company”), the Company’s shareholders approved the Embassy Bancorp, Inc. 2010 Stock Incentive Plan (the “Plan”), which previously had been approved by the Company’s Board of Directors subject to shareholder approval.  The Plan permits grants of stock options, stock appreciation rights, restricted stock, deferred stock and performance awards (collectively, “Awards”) to designated individuals.  The Company’s Board of Directors currently acts as the administrator of the Plan, with authority to determine the type of Award, as well as the amount, form of payment, and other terms and conditions of each Award under the Plan, subject to the limitations and other provisions of the Plan.

The purpose of the Plan is to provide designated officers and employees of, and certain advisors and consultants to, the Company and its subsidiaries, and non-employee members of the Board of Directors of the Company and its subsidiaries, with additional incentive to further the success of the Company.  The Board of Directors believes that the Plan will cause the designated participants to contribute materially to the growth of the Company, thereby benefiting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

Five hundred thousand (500,000) shares of Company common stock may be issued pursuant to Awards granted under the Plan.   The maximum aggregate number of shares of common stock that may be subject to Awards made under the Plan to any one individual during any calendar year is 40% of the aggregate amount of shares that may be issued pursuant to the Plan.  The number of shares available for Awards and the terms of outstanding Awards are subject to adjustment as provided in the Plan for stock splits, stock dividends, recapitalizations and other similar events.

The Plan will terminate on June 15, 2020 unless terminated earlier by the Board of Directors or unless extended by the Board of Directors with the approval of the shareholders.  The Board of Directors may from time to time amend, terminate or suspend the Plan or any of its provisions, subject, in certain circumstances, to shareholder approval.

Notwithstanding any other provisions of the Plan, all outstanding Awards under the Plan shall become immediately exercisable upon the occurrence of a change in control of the Company, as defined in the Plan.

A more detailed summary of the material terms of the Plan appears on pages 19 to 22 of the Company’s Definitive Proxy Statement on Schedule 14A which was filed with the Securities and Exchange Commission on April 30, 2010.  That summary is incorporated by reference herein.  That summary and the description of the Plan above are qualified in their entirety by reference to the full text of the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07           Submission of Matters to Vote of Securityholders.

The 2010 annual meeting of the shareholders of Embassy Bancorp, Inc. was held on June 16, 2010. Notice of the meeting was mailed to shareholders of record on or about May 15, 2010 together with proxy solicitation materials prepared in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

The annual meeting was held (a) to elect four Class 3 Directors to serve for a 3-year term and until their successors are elected and qualified, (b) to consider the approval of the 2010 Embassy Bancorp, Inc. Stock Incentive Plan, and (c) to ratify the appointment of ParenteBeard LLC as the company’s independent registered public accounting firm for the year ended December 31, 2010.

Election of Directors

There was no solicitation in opposition to the nominees of the Board of Directors for election to the Board of Directors and all such nominees were elected. The number of votes cast for or withheld, as well as the number of abstentions and broker nonvotes, for each of the nominees for election to the Board of Directors as Class 3 Directors, was as follows:

Nominee	For	Withheld	Abstentions	Broker Nonvotes
Bernard M. Lesavoy	3,951,940	17,160	-	952,983
David M. Lobach, Jr.	3,989,010	18,920	-	952,983
John C. Pittman	3,990,792	19,202	-	952,983
John T. Yurconic	3,891,508	966,235	-	952,983

Approval of Embassy Bancorp, Inc. 2010 Stock Incentive Plan

The proposal to approve the Embassy Bancorp, Inc. 2010 Stock Incentive Plan was approved by the required vote – a majority of the votes cast on the matter. The number of votes cast for and against, as well as the number of abstentions and broker nonvotes on this proposal, was as follows:

For	Against	Abstentions	Broker Nonvotes
3,574,632	326,613	78,151	952,983

Ratification of the Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of ParenteBeard LLC as the company’s independent registered public accounting firm for the year ended December 31, 2010 was approved by the required vote – a majority of the votes cast on the matter. The number of votes cast for and against, as well as the number of abstentions and broker nonvotes on this proposal, was as follows:

For	Against	Abstentions	Broker Nonvotes
3,897,894	8,767	72,735	952,983

Item 9.01.         Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description

	10.1	Embassy Bancorp, Inc. 2010 Stock Incentive Plan (Incorporated by reference to Annex A of Registrant’s definitive proxy statement filed on April 30, 2010).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMBASSY BANCORP, INC.

Date: June 21, 2010	By: /s / Judith A. Hunsicker

Name: Judith A. Hunsicker
Title: Senior Executive Vice President, Chief Operating and Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Embassy Bancorp, Inc. 2010 Stock Incentive Plan (Incorporated by reference to Annex A of Registrant’s definitive proxy statement filed on April 30, 2010).